UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 10, 2016
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 10, 2016, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the fourth quarter and full year for 2015.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	March 10, 2016 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: March 10, 2016	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Fourth Quarter and Fiscal 2015 Financial Results

Fourth Quarter Revenues of $177.5M Increase 9.8% Over Third Quarter

Full Year Revenues of $657.1M

Fourth Quarter Adjusted EBITDA of $13.4 Million

SAN DIEGO, CA, March 10, 2016 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported its fourth quarter and full year fiscal 2015 financial results.  For the fourth quarter ended December 27, 2015, Kratos generated revenue and Adjusted EBITDA from continuing operations of $177.5 million and $13.4 million, respectively.  Consolidated revenues for the quarter increased sequentially 9.8% over third quarter 2015 revenues of $161.7 million.  Kratos’ business units contributing to the fourth quarter 2015 sequential organic growth included; 41.8% in the Microwave Electronics business, 16.6% in the Public Safety business, 16.0% in the Modular Systems business, 9.6% in the Technology and Training Solutions business and 4.0% in the Defense and Rocket Support Services business.  Important program areas supported by Kratos include Unmanned Aerial and Ground Systems, Satellite Communications, Cybersecurity, Electromagnetic Rail Gun, Directed Energy, Hypersonics, Missile and Radar Systems, Missile Defense, Signal Monitoring and Intelligence and Training Systems.

Kratos’ book to bill ratio in the fourth quarter of 2015 was 0.7 to 1.0, with a year to date book to bill ratio of 0.8 to 1.0.  Kratos’ total backlog at the end of the fourth quarter of 2015 was $913.8 million, including funded and unfunded backlog of $528.7 million and $385.1 million, respectively.  Kratos’ bid and proposal pipeline at December 27, 2015 was $7.1 billion.

Important contract awards and achievements reported by Kratos in the fourth quarter of 2015 included:

·
The successful completion of the second and third flights of Kratos’ Unmanned Tactical Aerial Platform (UTAP-22) performed on the Navy test range at China Lake, CA on November 23, 2015 and December 11, 2015, respectively.  The third UTAP-22 flight exceeded objectives, successfully performing all primary and alternate test points.  The third mission demonstrated two UTAP-22 aircraft in continuous collaborative airborne operations through the tactical datalink while flying formation with one another, flying formation with a third UTAP (simulated) as the lead aircraft, lead-follow in semi-autonomous/autonomous modes, lead-follow in manual/autonomous modes, and multiple autonomous joins from several pre-join scenarios.  Additionally, the Kratos UTAP-22 successfully coordinated semi-autonomous payload deployment, breaking formation to perform independently with a subsequent rejoin, and loyal/trusted wingman flight with one UTAP-22 being flown as if it were a manned aircraft and the second UTAP-22 joining and sustaining autonomous formation.  Throughout the mission multiple UTAP-22 were controlled by a single operator.

·
Kratos completed a successful flight in October 2015 of its newest unmanned aerial target drone system, the BQM-177A, under the Subsonic Aerial Target (SSAT) Program, with all key flight performance objectives being achieved.  The successful flight test was one in a series being performed by Kratos under the program's Developmental Testing flight test campaign. The SSAT Program is being managed by the Naval Air Systems Command (NAVAIR) Aerial Target and Decoy Systems Program Office (PMA-208).  The SSAT Program is designed to meet the U.S. Navy's requirements for a new High Fidelity Target to replicate subsonic anti-ship cruise missile threats in direct support of fleet training and weapon system testing and evaluation. The BQM-177A is designed to deliver longer range, lower cruising altitudes and greater maneuverability, and is expected to initially augment, and  eventually replace the existing BQM-74E and BQM-34S Firebee Targets.  The Company is on schedule for the SSAT program to begin Low Rate Initial Production (LRIP) in late 2016.  Kratos also remains on track to begin LRIP on a confidential program in late 2016.

·
Kratos was awarded a $44 million contract for weapons systems sustainment.  The period of performance under this single award contract is approximately two years, and the $44 million potential value of the contract has increased over the previous award.  Kratos has performed this work since 2005, and has unique qualifications and capabilities related to the weapon systems covered by this contract.

·
Kratos received a $9.1 million contract award for Oriole Rocket Systems from the U.S. Naval Surface Warfare Center, Port Hueneme Division.  Under this contract award, Kratos will deliver Oriole solid propellant rocket motors and related rocket system hardware to support ongoing experimental and test support missions.

·
Kratos’ RT Logic subsidiary’s SpectralNet™ systems was selected by Inmarsat to extend support of the mission critical Inmarsat L-band TACSAT (L-TAC) mobile satellite communications systems.  Kratos has delivered multiple SpectralNet systems to Inmarsat. L-TAC delivers a UHF-like satellite capability for use with existing UHF tactical radios to approved government customers at low cost.  SpectralNet is the only commercially available product that eliminates the distance constraints of RF transport by digitizing RF signals for transport over Internet Protocol (IP) networks in a way that preserves both frequency and timing characteristics, and then uniquely restores the RF signals at their destination.  SpectralNet provides a rich set of additional functionality, such as dynamical frequency conversion, to enable high value uses as demonstrated by Inmarsat.

·
Kratos received a $3.8 million task order from U.S. Army Targets Management Office (TMO) to provide High Speed Aerial Target Plus unmanned aerial targets under its TMO Aerial Target Support prime contract.

For the fourth quarter ended December 27, 2015, approximately 63 percent of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 26 percent from commercial, state and local government customers, and approximately 11 percent from international customers.

Kratos’ 2015 cash flow and financial results from continuing operations for the fourth quarter and for the year ended December 27, 2015 were reduced by continued significant discretionary internally funded investments the Company is making, primarily in the unmanned systems and satellite communications areas.  These investments, which include Internal Research & Development (IR&D), Non-Recurring Engineering (NRE), cost for certain programs in development, including costs associated with contract design and configuration changes, capital expenditures and business development, are expected to continue as the Company executes its communicated strategic plan.

Cash flow from continuing operations for the fourth quarter of 2015 was a use of approximately $6.3 million, primarily reflecting the semi-annual payment of interest on the Company’s Senior Notes of approximately $15.8 million in November 2015.

For the quarter ended December 27, 2015, adjusted net income per share or EPS was $0.02 and GAAP EPS was a loss of $.07.  Adjusted EPS excludes income from discontinued operations, non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs,  transaction gains and losses, and certain non-recurring items such as excess capacity, restructuring costs, contract design retrofit costs, and a credit for unused office space expense, and includes cash actually expected to be paid for income taxes on continuing operations, excluding the impact of the discontinued operations, and reflecting the benefit of the Company’s net operating loss carryforwards of approximately $200 million.  Kratos believes that reporting Adjusted EPS is a meaningful metric to present the Company’s financial results.

Eric DeMarco, Kratos’ President and CEO, said, “In the fourth quarter Kratos successfully completed two additional flights of our UTAP-22 low cost, high performance tactical unmanned aerial system, with all flight objectives being exceeded in the third and final flight.  Accordingly, we have significantly reduced the IR&D, NRE, capital expenditures and other investments we had been making in this platform, and we are currently focused on the customer and market aspects of our tactical unmanned strategy now that we have demonstrated the capabilities of our aircraft.  Additionally, in the fourth quarter Kratos completed a successful flight of our newest unmanned aerial target drone system, the BQM-177A, under the U.S. Navy SSAT program, with all key flight performance objectives being achieved.  With this successful flight, we continue to expect both the SSAT and a certain confidential program to begin LRIP later on this year with initial deliveries expected to commence in 2017.”

Mr. DeMarco continued, “In December Congress released the 2016 and 2017 Omnibus Spending Bill and the President subsequently signed the Federal 2016 Budget.  The Spending Bill and 2016 Defense Budget both provide the industry some relief from the Budget Control Act spending limitations, as does the President’s 2017 DoD budget request.  National Security related priorities noted in the 2016 budget and 2017 DoD budget request include Unmanned Systems, Satellite Communications, Electronic Warfare and Missile Defense, all strategic focus areas of Kratos. Accordingly, as we begin 2016, we believe that the defense budget hit its trough in 2014/2015, and that we have better clarity from both a macro environment and programmatic standpoint than we have had in the past several years.”

Mr. DeMarco concluded, “As we begin 2016 we believe that major areas of our Company are well positioned for growth, including Unmanned Systems, Satellite Communications, Missile Defense and Microwave Electronics, driven by specific program opportunities Kratos is involved in and under contract on, and an improving overall U.S. DoD budgetary environment. We have a number of new satellite communication products entering the market, our microwave products are designed in on several new platforms and we have several new large contract awards in our training business.  Additionally, we are currently in pursuit of certain new large opportunities including in the Unmanned Systems area, where if we are successful, Kratos will have further penetrated the strategically important tactical unmanned systems market.  Accordingly, we believe that Kratos will return to organic growth in 2016, and that our strategy of being a specialized intellectual property and proprietary product and solution company, where we make select discretionary investments focused on national security priorities will begin to demonstrate sustained results.”

Management will discuss the financial results and initial fiscal year 2016 guidance in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing (866) 393-0674, and referencing the call by ID number 59332191.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense’s Third Offset Strategy.  Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies’ national security.  Kratos’ primary focus areas are unmanned systems, satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems.  Kratos has primarily an engineering and technically oriented work force of approximately 2,900. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, including the Company’s ability to successfully compete in the tactical unmanned aerial system area, performance of key contracts, timing of LRIP related to the Company’s tactical unmanned aerial system offerings, as well as the level of recurring revenues expected to be generated by these programs once they achieve full rate production and market and industry developments, including the potential impacts on the Company’s business resulting from the two year Omnibus Spending Bill and the 2016 U.S. Federal and DoD budget agreement. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our outstanding senior notes and the repurchase of outstanding senior notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. DoD may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks of our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with the divestiture of our U.S. and U.K. Electronic Products business; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 28, 2014, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including  Adjusted EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, stock compensation expense, transaction and restructuring related items, unused office space expense, contract design retrofit costs and unanticipated contract costs, excess capacity and transaction gains and losses,  less the estimated tax cash payments), and Adjusted EBITDA (which excludes, among other things, losses and gains from discontinued operations, restructuring and transaction related items, stock compensation expense, unused office space expense, and transaction gains and losses  and the associated margin rates).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 27	December 28	December 27	December 28
	2015	2014	2015	2014

Service revenues	$ 90.7	$ 91.3	$ 354.2	$ 390.8
Product sales	86.8	100.8	302.9	372.2
Total revenues	177.5	192.1	657.1	763.0
Cost of service revenues	68.0	74.9	266.5	304.6
Cost of product sales	67.3	72.1	228.8	279.0
Total costs	135.3	147.0	495.3	583.6
Gross profit - services	22.7	16.4	87.7	86.2
Gross profit - products	19.5	28.7	74.1	93.2

Total gross profit	42.2	45.1	161.8	179.4

Selling, general and administrative expenses	34.6	28.1	134.8	130.5
Transaction and restructuring related items and other	0.4	0.2	1.7	1.7
Research and development expenses	4.5	5.0	16.2	18.6
Unused office space expense (benefit) and other	(2.3)	-	(2.3)	0.2
Depreciation	0.6	1.5	2.9	4.0
Amortization of intangible assets	2.9	4.7	13.0	19.1
Operating income (loss)	1.5	5.6	(4.5)	5.3
Interest expense, net	(8.7)	(8.7)	(36.0)	(39.2)
Loss on extinguishment of debt	-	-	(3.4)	(39.1)
Other income (expense), net	(0.1)	1.1	(0.7)	1.2
Loss from continuing operations before income taxes	(7.3)	(2.0)	(44.6)	(71.8)
Provision (benefit) for income taxes	(0.3)	0.8	(11.4)	3.9
Loss from continuing operations	(7.0)	(2.8)	(33.2)	(75.7)
Income (loss) from discontinued operations, net of taxes	3.0	0.6	53.0	(2.3)
Net income (loss)	$ (4.0)	$ (2.2)	$ 19.8	$ (78.0)

Basic income (loss) per common share:
Loss from continuing operations	$ (0.12)	$ (0.05)	$ (0.56)	$ (1.31)
Income (loss) from discontinued operations, net of taxes	0.05	0.01	0.90	(0.04)
Net income (loss)	$ (0.07)	$ (0.04)	$ 0.34	$ (1.35)

Diluted loss per common share:
Loss from continuing operations	$ (0.12)	$ (0.05)	$ (0.56)	$ (1.31)
Income (loss) from discontinued operations, net of taxes	0.05	0.01	0.90	(0.04)
Net income (loss)	$ (0.07)	$ (0.04)	$ 0.34	$ (1.35)

Weighted average common shares outstanding
Basic	59.1	57.8	58.7	57.6
Diluted	59.1	57.8	58.7	57.6

Adjusted EBITDA (1)	$ 13.4	$ 16.4	$ 44.6	$ 60.7

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, loss on extinguishment of debt, foreign transaction gain (loss), refinancing related costs, acquisition and restructuring related items, contract design retrofit costs, unanticipated contract costs and unused office space expense.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income (loss) to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 27	December 28	December 27	December 28
	2015	2014	2015	2014

Net income (loss)	$ (4.0)	$ (2.2)	$ 19.8	$ (78.0)
Loss (income) from discontinued operations, net of taxes	(3.0)	(0.6)	(53.0)	2.3
Interest expense, net	8.7	8.7	36.0	39.2
Loss on extinguishment of debt	-	-	3.4	39.1
Provision (benefit) for income taxes	(0.3)	0.8	(11.4)	3.9
Depreciation *	3.1	3.5	12.5	13.3
Stock compensation	0.6	(3.8)	6.1	3.6
Foreign transaction (gain)/loss	0.2	-	0.8	-
Unused office space expense and other	(2.3)	-	(2.3)	0.2
Amortization of intangible assets	2.9	4.7	13.0	19.1
Acquisition and restructuring related items and other	3.6	5.1	13.3	13.2
Contract design retrofits and contract conversion adjustment	3.9	0.2	6.4	4.8

Adjusted EBITDA	$ 13.4	$ 16.4	$ 44.6	$ 60.7

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:
	Three Months Ended		Twelve Months Ended
	December 27	December 28	December 27	December 28
	2015	2014	2015	2014
Acquisition and transaction related items	$ 0.4	$ -	$ 2.2	$ -
Excess capacity and restructuring costs	1.0	0.8	6.6	3.4
Refinancing related costs	-	-	-	0.8
Litigation related items	-	(1.0)	0.1	(1.0)
Reserve on customer receivable due to liquidation proceedings	-	-	0.7	-
Investment in unmanned combat systems	2.2		3.4
Non-cash charges and costs related to completed contracts	-	1.9	-	4.5
Costs related to pending customer change orders	-	3.4	0.3	5.5

	$ 3.6	$ 5.1	$ 13.3	$ 13.2

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Twelve Months Ended
	December 27	December 28	December 27	December 28
	2015	2014	2015	2014
Revenues:
Unmanned Systems	$ 16.0	$ 21.1	$ 66.3	$ 81.5
Government Solutions	122.9	129.9	446.1	485.1
Public Safety & Security	38.6	41.1	144.7	196.4
Total revenues	$ 177.5	$ 192.1	$ 657.1	$ 763.0

Operating income (loss) from continuing operations:
Unmanned Systems	$ (8.9)	$ (2.9)	$ (16.2)	$ (9.8)
Government Solutions	9.8	9.0	16.1	24.4
Public Safety & Security	1.6	(4.4)	2.6	(4.9)
Other activities	(1.0)	3.9	(7.0)	(4.4)
Total operating income (loss) from continuing operations	$ 1.5	$ 5.6	$ (4.5)	$ 5.3

Note: Other activities in the three months ended December 27, 2015 and December 28, 2014 include restructuring, excess capacity, costs related to pending customer change orders and contract modification adjustments, investment in unmanned combat systems, acquisition and restructuring related items and other of $3.6 million and $5.1 million, respectively, and for the twelve months ended December 27, 2015 and December 28, 2014 include restructuring, excess capacity, costs related to pending customer change orders and contract modification adjustments, investment in unmanned combat systems, acquisition and restructuring related items  and other of  $13.3 million and $13.2 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Twelve Months Ended
	December 27	December 28	December 27	December 28
	2015	2014	2015	2014

Unmanned Systems	$ (0.3)	$ 0.2	$ 2.4	$ 4.4
% of revenue	-1.9%	0.9%	3.6%	5.4%
Government Solutions	11.8	15.6	37.7	49.7
% of revenue	9.6%	12.0%	8.5%	10.2%
Public Safety & Security	1.9	0.6	4.5	6.6
% of revenue	4.9%	1.5%	3.1%	3.4%
Total	$ 13.4	$ 16.4	$ 44.6	$ 60.7
% of revenue	7.5%	8.5%	6.8%	8.0%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	December 27	December 28,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 28.5	$ 33.5
Restricted cash	0.7	5.4
Accounts receivable, net	206.8	217.5
Inventoried costs	55.6	47.4
Prepaid expenses	10.6	7.1
Other current assets	18.2	8.5
Current assets of discontinued operations	-	53.8
Total current assets	320.4	373.2
Property, plant and equipment, net	56.2	61.6
Goodwill	483.4	483.4
Intangible assets, net	36.5	49.5
Other assets	6.8	26.5
Other assets of discontinued operations	-	137.0
Total assets	$ 903.3	$ 1,131.2
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 48.3	$ 44.6
Accrued expenses	33.1	32.4
Accrued compensation	36.8	41.1
Accrued interest	3.9	5.6
Billings in excess of costs and earnings on uncompleted contracts	42.3	49.6
Deferred income tax liability	-	30.3
Other current liabilities	6.1	7.9
Other current liabilities of discontinued operations	1.9	14.6
Total current liabilities	172.4	226.1
Long-term debt principal, net of current portion	444.1	614.4
Line of credit	-	41.0
Other long-term liabilities	28.5	24.9
Other long-term liabilities of discontinued operations	4.1	0.5
Total liabilities	649.1	906.9
Commitments and contingencies
Stockholders’ equity:
Common stock	-	-
Additional paid-in capital	873.2	863.4
Accumulated other comprehensive loss	(1.4)	(1.7)
Accumulated deficit	(617.6)	(637.4)
Total stockholders’ equity	254.2	224.3
Total liabilities and stockholders’ equity	$ 903.3	$ 1,131.2

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Twelve Months Ended
	December 27	December 28
	2015	2014
Operating activities:
Net income (loss)	$ 19.8	$ (78.0)
Less: Income (loss) from discontinued operations	53.0	(2.3)
Loss from continuing operations	(33.2)	(75.7)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Depreciation and amortization	25.5	32.4
Deferred income taxes	0.9	1.8
Stock‑based compensation	6.1	3.6
Change in unused office space accrual	(2.3)	0.2
Amortization of deferred financing costs	1.9	3.2
Amortization of premium and discount on Senior Secured Notes	1.1	(0.9)
Loss on extinguishment of debt	3.4	39.1
Non-cash income tax benefit	(18.7)	-
Provision for doubtful accounts	0.4	1.5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	10.3	14.8
Inventoried costs	(8.2)	2.7
Customer advances & progress payments	-	-
Prepaid expenses and other assets	(6.7)	4.0
Accounts payable	2.9	(11.6)
Accrued compensation	(4.4)	1.0
Accrued expenses	0.6	(9.8)
Accrued interest payable	1.5	0.4
Billings in excess of costs and earnings on uncompleted contracts	(7.3)	(0.9)
Income tax receivable and payable	(3.1)	0.4
Other liabilities	(0.4)	(3.7)
Net cash provided by (used in) operating activities from continuing operations	(29.7)	2.5
Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(2.6)
Change in restricted cash	4.7	(0.4)
Proceeds from the sale of assets	0.9	-
Capital expenditures	(11.3)	(11.6)
Net cash used in investing activities from continuing operations	(5.7)	(14.6)
Financing activities:
Proceeds from the issuance of long-term debt	-	618.5
Payment of long-term debt	(175.0)	(661.5)
Cash paid for deferred acquisition consideration	(1.1)	-
Borrowings under line of credit	-	41.0
Repayment of debt	(42.0)	(1.0)
Debt issuance costs	-	(10.0)
Proceeds from the sale of employee stock purchase plan shares	4.0	3.9
Other	(0.6)	(0.6)
Net cash used in financing activities from continuing operations	(214.7)	(9.7)
Net cash flows from continuing operations	(250.1)	(21.8)
Net operating and investing cash flows from discontinued operations	245.3	1.5
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.4)
Net decrease in cash and cash equivalents	(5.0)	(20.7)
Cash and cash equivalents at beginning of period	33.5	54.2
Cash and cash equivalents at end of period	$ 28.5	$ 33.5

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 27	December 28	December 27	December 28
	2015	2014	2015	2014

Loss from continuing operations before taxes	$ (7.3)	$ (2.0)	$ (44.6)	$ (71.8)
Add: Amortization of intangible assets	2.9	4.7	13.0	19.1
Add: Stock compensation	0.6	(3.8)	6.1	3.6
Add: Unused office space expense and other	(2.3)	-	(2.3)	0.2
Add: Loss on extinguishment of debt	-	-	3.4	39.1
Add: Foreign transaction (gain)/loss	0.2	-	0.8	-
Add: Contract design retrofit costs and contract conversion adjustment	3.9	0.2	6.4	4.8
Add: Acquisition and restructuring related items and other	3.6	5.1	13.3	13.2
Adjusted income (loss) from continuing operations before income taxes	1.6	4.2	(3.9)	8.2

Estimated cash tax provision	0.4	0.4	2.6	2.3
Adjusted income (loss) from continuing operations	$ 1.2	$ 3.8	$ (6.5)	$ 5.9

Diluted income per common share:
Adjusted income (loss) from continuing operations	$ 0.02	$ 0.06	$ (0.11)	$ 0.10

Weighted average common shares outstanding
Diluted	60.1	58.6	58.7	58.7

-end-